EXHIBIT 99

Joint Filer Information

Designated Filer: Prides Capital Partners, L.L.C.

Statement for Month/Day/Year: November 6, 2007

Issuer & Symbol: Finlay Enterprises, Inc. (FNLY)

Address of each Reporting Person for this Form 4:

200 High Street, Suite 700, Boston MA 02110

Relationship to Issuer of each Reporting Person: 10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

November 7, 2007

Prides Capital Partners, L.L.C.

By: /s/ Murray A. Indick

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By: Murray A. Indick

Managing Member

Kevin A. Richardson, II

By: /s/ Murray A. Indick By: /s/Murray A. Indick

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Murray A. Indick Murray A. Indick

Attorney-in-Fact

Henry J. Lawlor, Jr. Charles E. McCarthy

By: /s/Murray A. Indick By: /s/Murray A. Indick

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Murray A. Indick Murray A. Indick

Attorney-in-Fact Attorney-in-Fact